SECOND AMENDMENT

TO

CREDIT AGREEMENT
Among
AURORA ANTRIM NORTH, L.L.C.
as Borrower,

AURORA ENERGY, LTD. AND
AURORA OIL & GAS CORPORATION,
as  Guarantors,

BNP PARIBAS,
as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of December 21, 2006

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Second Amendment”) executed effective as of the 21st of December, 2006 (the “Second Amendment Effective Date”) is among Aurora Antrim North, L.L.C., a Michigan limited liability company (the “Borrower”); each of Aurora Energy, Ltd., a Nevada corporation and Aurora Oil & Gas Corporation (formerly known as Cadence Resources Corporation), a Utah corporation (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of January 31, 2006, as amended by the First Amendment to Credit Agreement, dated July 14, 2006 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Definitions. Section 1.02 is hereby amended by adding or amending and restating the following definitions:

“ ‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement, dated as of July 14, 2006 and that certain Second Amendment to Credit Agreement, dated as of December 21, 2006, and as the same may from time to time be further amended, modified, supplemented or restated.”

“ ‘Cadence’ means Aurora Oil and Gas Corporation, a Utah corporation formerly known as Cadence Resources Corporation.”

2.2 Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety as follows:

“(a) Interest Coverage Ratio. Aurora and the Borrower, on a consolidated basis, will not, (i) as of the last day of the fiscal quarter ending March 31, 2007, permit their ratio of EBITDAX for the period of such fiscal quarter then ending to Interest Expense for such period to be less than 2.0 to 1.0, (ii) as of the last day of the fiscal quarter ending June 30, 2007, permit their ratio of EBITDAX for the period of such fiscal quarter then ending to Interest Expense for such period to be less than 2.25 to 1.0 and (iii) as of the last day of any fiscal quarter ending on or after September 30, 2007, permit their ratio of EBITDAX for the fiscal quarter then ending to Interest Expense for such period to be less than 2.5 to 1.0. This interest coverage ratio covenant shall not be required for the fiscal quarter ending December 31, 2006.”

Section 3. Conditions Precedent. The effectiveness of this Second Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1 Payment of Outstanding Invoices. Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

3.2 Second Amendment. The Administrative Agent shall have received multiple counterparts as requested of this Second Amendment from each Lender.

3.3 No Default. No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

Section 4. Representations and Warranties; Etc. Each Obligor hereby affirms: (a) that as of the date of execution and delivery of this Second Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Second Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this Second Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.

5.2 Ratification and Affirmation of Obligors. Each of the Obligors hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guarantee Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guarantee Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

5.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.4 No Oral Agreement. THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 Governing Law. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the date first written above.

BORROWER:	AURORA ANTRIM NORTH, L.L.C.

By: Aurora Energy, Ltd., its sole manager
	By:	/s/ William W. Deneau
William W. Deneau, President

GUARANTORS:	AURORA ENERGY, LTD.

	By:	/s/ William W. Deneau
William W. Deneau, President

AURORA OIL & GAS CORPORATION

By:	/s/ William W. Deneau
William W. Deneau, President

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ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent and Lender

	By:	/s/ Douglas R.Liftman
	Name:	Douglas R.Liftman
	Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

LENDERS:	COMERICA BANK

	By:	/s/ Peter L. Sefzik
	Name:	Peter L. Sefzik
	Title:	Vice President